SCHEDULE 14C INFORMATION
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Exchange Act of 1934
(Amendment No.  )
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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

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VALIC COMPANY I
MID CAP STRATEGIC GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
June 8, 2011
Dear Participant:
     We are writing to inform you of the recent change of sub-adviser of the Mid Cap Strategic Growth Fund (the “Fund”), a series of VALIC Company I (“VC I”). On January 24-25, 2011, the Board of Directors of VC I (the “Board”) approved the termination of PineBridge Investments, LLC as the investment sub-adviser of the Fund and approved RCM Capital Management LLC (“RCM”) as a new sub-adviser of the Fund. On March 14, 2011, RCM began managing the Fund. Morgan Stanley Investment Management Inc. continues to serve as a sub-adviser of the Fund.
     The change of sub-adviser did not result in any changes to the Fund’s investment objective, principal investment strategies, principal investment risks, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, RCM and the terms of the investment sub-advisory agreement with RCM, which the Board has approved.
     This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Kurt W. Bernlohr
President
VALIC Company I

VALIC COMPANY I
MID CAP STRATEGIC GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on March 31, 2011, you owned interests in the Mid Cap Strategic Growth Fund (the “Fund”) of VALIC Company I (“VC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Directors (the “Board”) to replace one of the Fund’s sub-advisers.
     At a meeting held on January 24-25, 2011, the Board, including a majority of the directors who are not interested persons as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved RCM Capital Management LLC (“RCM”) as a new sub-adviser to the Fund and approved the termination of PineBridge Investments, LLC (“PineBridge”) as a sub-adviser. In connection with the approvals, the Board approved an amendment to the existing investment sub-advisory agreement between RCM and The Variable Annuity Life Insurance Company (“VALIC”) for the purpose of adding the Fund to the additional VC I funds that RCM sub-advises (the “RCM Sub-Advisory Agreement”). RCM assumed sub-advisory responsibilities of the Fund on March 14, 2011.
     Morgan Stanley Investment Management Inc. (“Morgan Stanley”) continues to serve as a sub-adviser of the Fund.
     VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about June 8, 2011, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on March 31, 2011 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND
YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund. Each sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the oversight of VALIC, each sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings with respect to the portion of the Fund’s assets that it manages to meet the Fund’s investment objective and the applicable performance benchmark.
     As the investment adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors each sub-adviser’s compliance with the policies and procedures of the Fund and VALIC and regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended RCM as a new sub-adviser to the Fund after conducting research and performing qualitative and quantitative analysis of other candidate firms and its organizational structures, investment processes and styles and long-term performance records, before making its final recommendation.
     The Investment Advisory Agreement between VALIC and VC I (the “Advisory Agreement”) was last approved at a meeting held on August 2-3, 2010. Under the Advisory Agreement, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2010 was 0.70% of average daily net assets or $1,687,728.
The Fund’s Investment Objective, Principal Investment Strategies and Risks
     There were no material changes to the Fund’s investment objective, principal investment strategies or principal investment risks as a result of the change of sub-adviser. The Fund continues to seeks long-term capital growth by investing, under normal circumstances, at least 80% of its net assets in common stocks of mid-cap companies.
The RCM Sub-Advisory Agreement
     Pursuant to the RCM Sub-Advisory Agreement, RCM agreed to provide an investment program and be responsible for the investment and reinvestment of the Fund’s assets as described above. RCM will select securities for the Fund, subject to VALIC’s oversight. RCM may place trades through brokers of its choosing and will take into consideration the quality of the brokers’ services and execution.
     The RCM Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the RCM Sub-Advisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The RCM Sub-Advisory Agreement provides, after an initial two year period, for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund; and (ii) in either case the Independent Directors. The RCM Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days’ written notice. The RCM Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates. The RCM Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on January 25, 2011. The effective date of the RCM Sub-Advisory Agreement was March 14, 2011. The Board will review the RCM Sub-Advisory Agreement, with respect to the Fund, in 2012.
     Sub-advisory Fees. For the fiscal year ended May 31, 2010, VALIC paid PineBridge $1,086,198, which equaled 0.45% of the Fund’s average daily net assets. At the Fund’s current asset level, the sub-advisory fee rate payable to RCM is the same as the rate that was payable to PineBridge. On asset levels exceeding $500 million, the sub-advisory fee rate payable to RCM is lower than the sub-advisory fee rate payable to PineBridge. Because sub-advisory fees are not paid by the Fund but are paid by VALIC out of the advisory fee VALIC receives from the Fund, there is no change in the advisory fee paid by the Fund as a result of the termination of PineBridge or the approval of RCM as a sub-adviser to the Fund.
     If, for the fiscal year ended May 31, 2010, RCM had served as a sub-adviser to the Fund for the entire year it would have received the same amount of sub-advisory fees that PineBridge actually received, and VALIC would have retained the same percentage of its advisory fee.

Board Considerations
     At an in-person meeting held on January 24-25, 2011, the Board, including the Independent Directors, approved the RCM Sub-Advisory Agreement with respect to the Fund. The Board considered that RCM would replace PineBridge as the sub-adviser responsible for the day-to-day management of the portion of the Fund’s assets that PineBridge was responsible for managing. In connection with the approval of the RCM Sub-Advisory Agreement, the Board approved the termination of PineBridge as a sub-adviser of the Fund. It was noted that Morgan Stanley would continue to serve as a co-sub-adviser of the Fund.
     The Board received materials relating to certain factors the Board considered in determining to approve the RCM Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by RCM; (2) RCM’s sub-advisory fee rate compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Subadvisory Expense Group”), as selected by Lipper, Inc., an independent third-party provider of investment company data; (3) the investment performance of the Fund compared to performance of comparable funds in its Morningstar category (“Performance Group”) and against the Fund’s benchmark (the “Benchmark”), and the investment performance of a comparable fund managed by RCM against the Fund’s Performance Group, Benchmark and the Fund’s performance; (4) the costs of services and the benefits potentially to be derived by RCM, (5) whether the Fund would benefit from possible economies of scale by engaging RCM; (6) the profitability of RCM; and (7) the terms of the RCM Sub-Advisory Agreement.
     In considering whether to approve the RCM Sub-Advisory Agreement, the Board also took into account presentations made at the January 2011 meeting by members of management as well as presentations made by representatives from RCM who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the RCM Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive session.
     Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by RCM. The Board also considered that RCM’s management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with its investment objective, policies and restrictions as set forth in the Fund’s prospectus and statement of additional information. The Board considered information provided to it regarding the services to be provided by RCM. The Board considered the qualifications, background and responsibilities of RCM’s investment and compliance personnel who would be responsible for providing investment management services to the Fund. The Board considered the investment strategies, investment style and investment processes that would be implemented by RCM’s portfolio team. The Board took into account the financial condition of RCM.
     The Board, including a majority of the Independent Directors, concluded that the scope and quality of advisory services to be provided by RCM under the RCM Sub-Advisory Agreement would be satisfactory.
     Fees and Expenses; Investment Performance. The Board received and reviewed the Fund’s sub-advisory fee rates compared against the relevant Subadvisory Expense Group/Universe. The Board also considered that VALIC negotiated the sub-advisory fee rates at arms-length and that sub-advisory fees are paid by VALIC out of the advisory fees it receives from the Fund. The Board considered that the sub-advisory fee rate payable to RCM contains breakpoints. RCM provided and the Board also considered expense information of comparable accounts managed by RCM to the extent such information was available.
     The Board noted that the sub-advisory fee payable to RCM is equal to the sub-advisory fee payable to PineBridge except that sub-advisory fee payable to RCM would be lower than the sub-advisory fee payable to PineBridge once the assets managed by RCM exceed $500 million. It was noted that the Fund’s total assets as of December 31, 2010 were approximately $241 million. Therefore, the advisory fees retained by VALIC after payment of sub-advisory fees would not have changed, although if the Fund’s assets increase in the future, VALIC could retain a greater percentage of its advisory fees. The Board also considered that the sub-advisory fee rate payable to RCM was equal to the median of the Subadvisor Expense Group and higher than the median of its

Subadvisor Expense Universe. The Board took into account management’s discussion of the Fund’s expenses, and noted that the Fund’s advisory fee rate would remain the same.
     It was noted that the Board reviews regularly detailed performance information about the Fund. The Board received and reviewed information prepared by management regarding the Fund’s investment performance compared against its Benchmark and Performance Group.
     With respect to the Fund’s performance, the Board considered that management has closely monitored the Fund’s performance for the past two years and that the Fund’s underperformance relative to its Performance Group and Benchmark since September 2009 was attributable to the portion of the Fund managed by PineBridge. The Board considered the performance of another Fund managed by RCM with a similar investment objective and investment style. The Board noted that the similar fund managed by RCM underperformed the Benchmark for the 1- year period ended November 30, 2010, and outperformed the Benchmark for the 3- and 5- year periods ended November 30, 2010. The Board also noted that the similar fund managed by RCM outperformed the Performance Group for the 1-, 3- and 5- year periods ended November 30, 2010. The Board also considered information presented by management regarding the hypothetical performance of the Fund had it been sub-advised by RCM with the proposed allocation between RCM and the Fund’s current sub-adviser, Morgan Stanley.
     The Board concluded that the sub-advisory fees payable to RCM are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered. The Board also took into account management’s discussion of the Fund’s performance and concluded that the engagement of RCM could benefit the Fund’s performance.
     Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the RCM Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory and sub-advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis. Because sub-advisory fees are paid by VALIC and not by the Fund, the Board determined that the costs of the services to be provided by RCM and the profitability to RCM from its relationship with the Fund was not a material factor in its deliberations with respect to consideration of approval of the RCM Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in the RCM’s management of the Fund was not a material factor in approving the RCM Sub-Advisory Agreement although the Board noted that the proposed sub-advisory fee schedule contained breakpoints.
     Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the RCM Sub-Advisory Agreement, including the duties and responsibilities undertaken by RCM. The Board also reviewed the terms of payment for services to be rendered by RCM and noted that VALIC would compensate RCM out of the advisory fees it receives from the Fund. The Board noted that the RCM Sub-Advisory Agreement provides that RCM will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the RCM Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the RCM Sub-Advisory Agreement were reasonable.
     Conclusions. In reaching its decision to approve the RCM Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and its deliberations, the Board, including a majority of the Independent Directors, concluded that it was in the best interests of the Fund and its shareholders to approve the RCM Sub-Advisory Agreement.
Information about RCM
     RCM is an indirect wholly owned subsidiary of Allianz Global Investors (“AGI”). In turn, AGI is owned by Allianz SE. As of April 30, 2011, RCM had approximately $26 billion in total assets under management and advice. RCM is not affiliated with VALIC.

     No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with RCM or its affiliates since the beginning of the Fund’s most recent fiscal year.
          The following chart lists the principal executive officers and the directors of RCM and their principal occupations. The business address of each officer and director is 555 Mission St., Suite 1700, San Francisco, CA 94117.

Position with RCM
Name	and Principal Occupation
Udo Frank	Global Chief Executive Officer

Robert Goldstein	Chief Executive Officer, Chairman of the Board

Scott Migliori	Chief Investment Officer

David Owen	Chief Legal Officer and Secretary

Dora Fong	Head of Finance and Administration

Paul Koo	Chief Compliance Officer

Christian Pachtner	Head of Client Services and International Development
     RCM is the investment adviser for one fund that has an investment objective similar to the Fund. The following chart shows the fee charged by RCM for advising these funds. RCM did not waive or reimburse any portion of its management fee received with respect to such fund.

Assets as of 3/31/11
Fund Name	(in millions)	Advisory Fee Rate
Allianz RCM Mid-Cap Fund	10/31/2010	0.47% on all assets
Other Service Agreements
     VC I has service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2010, the Fund paid VALIC $1,137 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $168,964 for accounting and administrative services. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.
Brokerage Commissions
     During the fiscal year ended May 31, 2010, the Fund did not pay any commissions to affiliated broker-dealers.
ANNUAL REPORTS
     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to: VALIC Company I 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com

SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were 25,321,068 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
AMENDMENT NO. 2 TO
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of March 14, 2011, by and among The Variable Annuity Life Insurance Company (“VALIC”) and RCM Capital Management LLC (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated September 19, 2005 (the “Agreement”), and as amended on October 31, 2007, with respect to the VC I Covered Funds with the Sub-Adviser, as listed on Schedule A thereto; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the inclusion of the Mid Cap Strategic Growth Fund, as a Covered Fund to be managed by the Sub-Adviser.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage a portion of the assets of the Mid Cap Strategic Growth Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement. The revised Schedule A is also attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY			RCM CAPITAL MANAGEMENT LLC

By:	/s/ Kurt W. Bernlohr		By:	/s/ Scott Migliori
	Name:	Kurt W. Bernlohr		Name:	Scott Migliori
	Title:	Senior Vice President		Title:	Chief Investment Officer

EXHIBIT A
SCHEDULE A
Effective March 14, 2011
Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee
Mid Cap Strategic Growth Fund	0.45% on the first $250 million;
0.40% on the next $250 million; and
0.30% on assets over $500 million.

Science & Technology Fund	0.65% on the first $250 million;
0.60% on the next $250 million; and
0.55% on assets over $500 million.

EXHIBIT A
AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 31, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and RCM CAPITAL MANAGEMENT LLC (the “Sub-Adviser”).
W I T N E S S E T H:
     WHEREAS, the Adviser and VALIC Company I (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and
     WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated September 19, 2005, as amended from time to time (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement;
     WHEREAS, the parties desire to amend the Sub-Advisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with sub-advisory affiliates; and
     WHEREAS, the Board of Directors of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1.	The following provision is inserted in Section 1 of the Sub-Advisory Agreement:

“The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY			RCM CAPITAL MANAGEMENT LLC

By:	/S/ EVELYN CURRAN		By:	/S/ ROBERT GOLDSTEIN
	Name:	Evelyn Curran		Name:	Robert Goldstein
	Title:	Senior Vice President		Title:	COO

EXHIBIT A
INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 19th day of September, 2005, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and RCM CAPITAL MANAGEMENT LLC, hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of VALIC Company I (“VC I”), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-three portfolios (“Funds”):

Asset Allocation Fund	Large Cap Core Fund
Blue Chip Growth Fund	Large Cap Growth Fund
Broad Cap Value Fund	Large Capital Growth Fund
Capital Conservation Fund	Large Cap Strategic Growth Fund
Core Equity Fund	Mid Cap Index Fund
Foreign Value Fund	Mid Cap Strategic Growth Fund
Global Equity Fund	Money Market I Fund
Global Strategy Fund	Nasdaq-100® Index Fund
Government Securities Fund	Science & Technology Fund
Growth & Income Fund	Small Cap Aggressive Growth Fund
Health Sciences Fund	Small Cap Fund
Income & Growth Fund	Small Cap Index Fund
Inflation Protected Fund	Small Cap Special Values Fund
International Equities Fund	Small Cap Strategic Growth Fund
International Government Bond Fund	Social Awareness Fund
International Growth I Fund	Stock Index Fund
Value Fund
In accordance with VC I’s Articles of Incorporation (the “Articles”), new Funds may be added to VC I upon approval of VC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.
     VALIC and the SUB-ADVISER agree as follows:

EXHIBIT A
1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I’s Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), VC I’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I’s Board of Directors and provided to the SUB-ADVISER in writing, shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC I’s Board of Directors of appropriate policies and procedures and in accordance with Section 28(e) of the Securities Exchange Act of 1934, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With

EXHIBIT A
respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I’s Board of Directors such periodic and special reports as VALIC and VC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC I to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, self regulatory organization (for example, NYSE or NASD) or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I. All information (including investment advice) furnished by the parties shall be treated as confidential and shall not be disclosed to third parties unless requested by a regulatory agency or otherwise as required by law.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I, (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s).

EXHIBIT A
The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.
It is understood that SUB-ADVISER and its affiliates perform investment advisory and other services for various clients. VALIC agrees that SUB-ADVISER and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients which may differ from advice given, or the timing or nature of actions taken, with respect to the Covered Fund(s). VALIC also acknowledges that SUB-ADVISER and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Covered Fund(s), and that SUB-ADVISER will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon SUB-ADVISER any obligation to purchase or sell or to recommend for purchase or sale for the Covered Fund(s) any investment which SUB-ADVISER, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any other client, if in the sole and absolute discretion of SUB-ADVISER it is for any reason impractical or undesirable to take such action or make such recommendation for the Covered Fund(s).
Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.
The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

2.	Compensation of the SUB-ADVISER
VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended in writing from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.
The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC I’s Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.
The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER’s Activities
VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained

EXHIBIT A
herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC

EXHIBIT A
from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
VALIC warrants and represents to SUB-ADVISER (i) that the Covered Fund(s) has been and throughout the term of this Agreement will be operated, and any securities or other financial instruments issued by the Covered Fund(s) have been and throughout the term of this Agreement will be offered and sold, in full compliance with all applicable laws, and (ii) that procedures reasonably designed to prevent and detect direct or indirect investments in securities or other financial instruments issued by Covered Fund(s), or operations of Covered Fund(s), for the purpose of, related to, or in any way involving money laundering have been and throughout the term of this Agreement will be applied.

VALIC hereby acknowledges that at least 48 hours prior to entering into this Agreement it has received, and had an opportunity to review the SUB-ADVISER’s Form ADV, Part II (which includes SUB-ADVISER’s privacy notice) as required by Rule 204-3 under the Advisers Act, as amended.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, or as otherwise noted on Schedule A, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I’s directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER’s files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I’s Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I’s Board of Directors, as currently in effect and agrees during the continuance of

EXHIBIT A
this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.
The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.
VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.
VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.
The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER to VALIC.
Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

EXHIBIT A
7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	If to SUB-ADVISER:

Attn: Evelyn Curran 2929 Allen Parkway, A08-03 Houston, Texas 77019	Attention: Legal Department RCM Capital Management LLC 4 Embarcadero Center San Francisco, CA 94111
10.	Miscellaneous.

Affiliated Transactions. VALIC shall notify SUB-ADVISER promptly, in writing, if VALIC or any of its affiliates, is or becomes an affiliate, director, trustee or controlling person of any issuer whose securities are or may be purchased for the Covered Fund(s).
     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	/S/ EVELYN CURRAN
	Name:	Evelyn Curran
	Title:	Senior Vice President

ATTEST:
Attest:	/S/ MARK MATTHES
Name: Mark Matthes
Title: Assistant Secretary

RCM CAPITAL MANAGEMENT LLC
By:	/S/ ROBERT GOLDSTEIN
	Name:	Robert Goldstein
	Title:	Chief Operating Officer

ATTEST:
Attest:	/S/ JONATHAN OCHOCO
Name: Jonathan Ochoco
Title: Head of New Business Group